Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.
Exhibit 4.20
Execution Version

THIRD AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT
This Third Amendment to Collaboration and License Agreement (the “Third Amendment”) is entered into as of December 20, 2023 (the “Third Amendment Date”) by and between Exscientia Al Limited, registered in Scotland under SC42876 l, whose registered office is at Level 3, Dundee One River Court, 5 West Victoria Dock Road, Dundee, United Kingdom (“EXS”), and Sanofi, a French Société Anonyme, having its registered head office at 46-48 Avenue de la Grande Armée, 75017 Paris (“Sanofi”). EXS and Sanofi are each referred to herein by name or, individually, as a “Party” or, collectively, as the “Parties.”
RECITALS
WHEREAS the Parties entered into that certain Collaboration and License Agreement, as amended from time to time, dated January 4, 2022 (the “Agreement”); and
WHEREAS the Parties wish to amend the Agreement to modify certain terms and conditions of the Agreement, as further described herein.
Now Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Third Amendment, in accordance with Clause 37.4 of the Agreement, the Parties agree as follows:
1.    Defined Terms. As used in this Third Amendment, capitalized terms, whether used in the singular or plural form, that are capitalized but not defined herein shall have the meanings ascribed to such terms in the Agreement.
2.    Amendments.
a.    A new Clause 4.7 is hereby added to the Agreement which shall provide as follows:
“4.7    As of the Third Amendment Date, [***], is designated as the [***]. The initial Research Plan for [***] is attached as Exhibit A of the Third Amendment. The Parties hereby acknowledge and agree that [***] shall not be considered a [***] Target, and for the avoidance of doubt, shall not be considered a [***] Target. For the avoidance of doubt, other than any EXS Platform Technology IP, all Patent Rights, Know-How, and other intellectual property rights solely relating to [***] first arising out of any research activities conducted by EXS prior to the Third Amendment Date shall be deemed [***] as of the Third Amendment Date and will be governed by Clauses 22, 23 and 24.”
b.    Clause 13.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“13.1    Within [***] Business Days following the Effective Date, EXS shall invoice Sanofi for an upfront amount of USD 100,000,000, which amount will be deemed to include the [***]. Sanofi shall pay such amount in accordance with Clause 19.8.”
c.    Clause 13.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“13.2    Upon the [***], promptly following the date that [***], EXS shall invoice Sanofi, and Sanofi shall pay [***], in accordance with Clause 19.8:

(a)    in the case of [***] that is not associated with [***], USD [***]; or
(b)    in the case of [***] that is associated with [***], USD [***].
(each, an “Approved Collaboration Target Payment”). For the avoidance of doubt, no Approved Collaboration Target Payment will be due with respect to any Research Program for any Target that is substituted in pursuant to Sanofi’s substitution rights hereunder (i.e., a maximum of [***] Approved Collaboration Target Payments will be due under this Clause 13.2).”
d.    A new Clause 13.3 is hereby added to the Agreement which shall provide as follows:
“13.3    Within [***] Business Days following the Third Amendment Date, EXS shall invoice Sanofi for an amount of USD [***], and Sanofi shall pay such amount, in accordance with Clause 19.8, which shall constitute the payment for the licenses granted by EXS to Sanofi pursuant to Clause 20 associated expressly with [***].”
e.    Clause 14.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“14.1    Subject to Clauses 14.2 and 14.3, in respect of each Approved Collaboration Target, (i) upon the first occurrence of the first [***] milestone to be achieved for that Approved Collaboration Target and (ii) upon the first occurrence of the first [***] milestone to be achieved for that Approved Collaboration Target, in each case, as described in the table below (a “Research Milestone”), EXS shall invoice Sanofi and Sanofi shall pay EXS the corresponding amount set out in the table below (each, a “Research Milestone Payment”), in accordance with Clause 19.8 (with the applicable Research Milestone Payment [***] and [***], and [***]):

[***]	[***]
[***]
	[***]	[***]
[***]	[***]	[***]
[***]	[***]
[***]	[***]
	[***]	[***]
[***]	[***]	[***]
[***]
	[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

f.    A new Clause 3.6 is hereby added to the Agreement which shall provide as follows:
“3.6    In addition to the [***] as set forth on Schedule 1 (including, for the avoidance of doubt, any targets resulting from [***]), the Parties may jointly agree to source targets not covered by the current [***] (“New Targets”), including [***] (which, for the avoidance of doubt, may include [***]). With respect to such New Targets, the Parties shall jointly agree that any such New Targets may be (i) added to the Nomination list (and subsequently be designated a Collaboration Target or Substitution Target and follow the [***] associated therewith (i.e., prioritization process to support Collaboration Targets)), (ii) selected directly as a Collaboration Target or Substitution Target, or (iii) selected directly as an Approved Collaboration Target. For the avoidance of doubt, any such New Target added to the Nomination List or approved as a Collaboration Target, Substitution Target or an Approved Collaboration Target shall be considered a Collaboration Target, Substitution Target or Approved Collaboration Target, as applicable, for all purposes of the Agreement and shall be governed by the terms herein. Any such decision with respect to New Targets shall be so designated in writing by the JSC.”
g.    The first sentence Clause 22A.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
“22A.3    Upon designation of a Target as an Approved Collaboration Target, the Pre-ACT Research Inventions arising out of the Research activities that resulted in such Target shall be deemed [***], [***], or [***], as applicable, for purposes of the Agreement (as such terms apply mutatis mutandis to [***]); provided that:”
3.    Miscellaneous.
a.    No Other Amendments. This Third Amendment shall be deemed to be a part of and incorporated into the Agreement. In the event of an express conflict between this Third Amendment and the Agreement, this Third Amendment shall control. Except as expressly set forth in this Third Amendment, all of the terms and conditions of the Agreement shall remain unchanged and are ratified and confirmed in all respects and remain in full force and effect.
b.    Entire Agreement. This Third Amendment, together with the Agreement and any exhibits or attachments thereto (including the Schedules and each Research Plan and NSM Research Plan, and all attachments thereto), contains the entire agreement by the Parties with respect to the subject matter hereof, and any reference to the Agreement shall refer to the Agreement, as amended by this Third Amendment.
c.    Counterparts. This Third Amendment may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.
d.    Governing Law. This Third Amendment, and any non-contractual obligations arising out of or in connection with it, is governed by the laws of the State of New York, without regard to conflict of laws principles.
[Signature Page Follows]

In Witness Whereof, and intending to be legally bound hereby, the Parties have caused this Third Amendment to be executed by their respective duly authorized representatives as of the Third Amendment Date.

EXSCIENTIA AI LIMITED	SANOFI
By: /s/ David Hallett Name: David Hallett Title: Chief Scientific Officer	By: /s/ Brian Bronk Name: Brian Bronk Title: Global Head of Business Development, Neurology, Rare Diseases & Technology Platforms

Exhibit A
[***] Research Plan
RESEARCH PLAN FOR [***] PROJECT
[***]